A conference call regarding this earnings release is scheduled for 9 am Eastern,
  Tuesday, Sept. 30, 2003. Dial in at 1.773.756.4621 or log on to www.emmis.com.
                                                                  -------------

                                                        Contacts:
                                                        Walter Berger, EVP & CFO
                                         Kate Healey, Media & Investor Relations
                                                                   317.266.0100

For Immediate Release
Tuesday, Sept. 30, 2003

Emmis Communications Reports 2nd Quarter Results Reported net revenues up 9%; Pro Forma net revenues up 7%

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its second fiscal quarter ending August 31, 2003.

"This quarter is the continuation of a very good year at Emmis, as our divisions continue to outperform their industries," Jeff Smulyan, Chairman and CEO of Emmis, said. "In radio, we outperformed our markets by 4.5%, while in television we outperformed our markets by 3.8%. The audience share gains we realized this quarter continue to position Emmis for future growth."

In total, pro forma net revenue for the quarter was $158.2 million, compared to $148.4 million for the same quarter of the prior year, an increase of 7%.

Earnings Per Share (EPS) for the quarter was $0.14, compared to $(0.13) for the same quarter of the prior year. These results exceed the company's previous guidance, as well as Wall Street First Call consensus estimates for revenues and profitability.

For the second fiscal quarter, reported radio net revenues increased 16%, while pro forma radio net revenues increased 10%. Reported television net revenues increased 1% and pro forma television net revenues increased 3% in a non-political year, replacing approximately $2.0 million in political advertising revenues from the prior year. Publishing net revenues were up 3%.

For the second fiscal quarter, operating income was $37.2 million for the quarter, compared to $35.8 million for the same quarter of the prior year. Emmis' station operating income was $60.1 million, compared to $57.3 million for the same quarter of the prior year, an increase of 5%.

Emmis has included supplemental pro forma net revenues and station operating expenses, excluding non-cash compensation, on its website, www.emmis.com. This information, which includes all consummated station and magazine acquisitions and dispositions, can be found under the "Investors" tab.

During the quarter Emmis completed the transactions which results in its ownership of 50.1% of a six-station radio cluster in Austin, Texas for approximately $106 million. The radio stations involved are KLBJ-AM (590 News-Talk), KLBJ-FM (93.7 Rock), KGSR-FM (107.1 Adult Alternative), KROX-FM (101.5 Alternative), KEYI-FM (103.5 Oldies) and KXMG-FM (93.3 Hip Hop). Emmis already owns Texas Monthly in the market.

Net revenues attributable to the Austin radio stations and included in reported results were $4.4 million. Station operating expenses attributable to the Austin radio stations and included in reported results were $2.6 million. -more- Add One/Emmis

Also during the second quarter, Emmis sold Portland, Oregon-based Mira Mobile Television, a remote production facilities for sports, corporate, and entertainment clients throughout the western United States, to an ownership group for $4 million. Emmis acquired Mira Mobile in October 2000 in connection with the purchase of certain television assets from Lee Enterprises, Inc.

International radio net revenues for the three and six months ended August 31, 2003, were $4.6 million and $7.2 million, respectively. International radio net revenues for the three and six months ended August 31, 2002, were $3.1 million and $5.3 million, respectively. International radio station operating expenses for the three and six months ended August 31, 2003, were $3.1 million and $5.6 million, respectively. International radio station operating expenses for the three and six months ended August 31, 2002, were $2.4 million and $4.9 million, respectively.

Emmis entered into various interest rate swap agreements in fiscal 2002, at a time when interest rates were substantially higher than they are today. Emmis has included a summary of these swap agreements under the "Investors" tab on its website. On the same tab of the website, the company has provided a detailed calculation of its leverage ratios as of Aug. 31, 2003.

Pro forma calculations assume the following events all had occurred on March 1, 2002: (a) the acquisition of (i) a controlling interest of 50.1% in a partnership that owns six radio stations in the Austin, Texas metropolitan area in July 2003 and (ii) WBPG-TV in March 2003 and (b) the disposition of (i) KALC-FM and KXPK-FM in May 2002 and (ii) Mira Mobile, a mobile television production company, in June 2003.

The follow table reconciles reported results to pro forma results (dollars in thousands):

                            3 months ended Aug. 31,       % Change        6 months ending Aug. 31,  % Change
                                                          --------                                  --------

                              2003          2002                            2003        2002
                              ----          ----                            ----        ----
Radio
Reported net revenues        $81,159       $69,890            16%         $145,756    $132,614         10%
Plus:  Revenues
   from assets acquired        2,456         6,063                           8,860      12,438
Less: net revenues
   from assets disposed             -            -                                      (1,235)
                                    -       -------------------------------               -------
Pro forma net revenues        $83,615      $75,952            10%         $154,616    $143,817         8%
                              =======      =======                        ========    ========

Television
Reported net revenues        $56,052       $55,426            1%          $116,350    $112,583         3%
Plus:  Revenues
   from assets acquired            -           197                               -         382
Less: net revenues
   from assets disposed         (6)        (1,045)                         (1,140)     (1,856)
                                ---        -------                         -------     -------
Pro forma net revenues       $56,046       $54,578            3%          $115,210    $111,109         4%
                             =======       =======                        ========    ========

Publishing
Reported net revenues        $18,498       $17,906            3%           $35,964     $34,831         3%
Plus:  Revenues
   from assets acquired            -             -                               -           -
Less: net revenues
   from assets disposed             -             -                              -             -
                                    -       -------                        -------   -----------
Pro forma net revenues        $18,498      $17,906            3%           $35,964     $34,831         3%
                              =======      =======                         =======     =======



                                     -more-


Add Two/Emmis

                            3 months ended Aug. 31,       % Change        6 months ending Aug. 31,  % Change
                                                          --------                                  --------
                              2003          2002                            2003        2002
                              ----          ----                            ----        ----
Total Company
Reported net revenues
   operating income          $155,709     $143,222            9%          $298,070    $280,028         6%
Plus:  Revenues
   from assets acquired         2,456        6,259                           8,860      12,820
Less:  Revenues
    from assets disposed          (6)      (1,045)                         (1,140)     (3,091)
                                  ---      -------                         -------     -------
Pro forma net revenues       $158,159     $148,436            7%          $305,790    $289,757         6%
                             ========     ========                        ========    ========



Guidance Table
(Dollars in millions)
                     Quarter Ending Quarter Ending Reported
                                      11/30/03                  2/29/04                        Full Year
Net Revenues:
Domestic Radio                  $71.7 - $73.1              $60.0 - $61.1         $270.2 - $272.7
International Radio               $3.2 - $3.3                $4.0 - $4.1           $14.4 - $14.6
     Total Radio                $74.9 - $76.4              $64.0 - $65.2         $284.6 - $287.3
Television                      $62.0 - $62.7              $55.0 - $56.0        $233.4 - $235.0
Publishing                      $20.9 - $21.1              $18.2 - $18.6           $75.1 - $75.7
     Total net revenues       $157.8 - $160.2            $137.2 - $139.8         $593.1 - $598.0

Station Operating Expenses, excluding non-cash compensation:
Domestic Radio                  $37.5 - $37.9              $36.5 - $36.8         $147.1 - $147.8
International Radio               $2.7 - $2.8                $2.8 - $3.0                   $11.3
     Total Radio                $40.2 - $40.7              $39.3 - $39.8         $158.4 - $159.1
Television                      $37.6 - $37.8              $39.0 - $39.2         $150.8 - $150.9
Publishing                      $16.3 - $16.4              $16.5 - $16.8           $65.5 - $65.8
   Total station operating expenses,
excluding non-cash comp         $94.1 - $94.9             $94.8 - $95.8          $374.8 - $375.7

The above domestic radio net revenue guidance implies pro forma growth of 4%-6% in Q3 and 4%-6% in Q4. Prior year pro forma results are available on the company's website.

Emmis will host a conference call regarding this information on Tuesday, Sept. 30, 2003 at 9 a.m. Eastern at 1.773.756.4621, with a replay available until Tuesday, Oct. 7 by calling 1.402.998.0628 (passcode 5895) or listen on-line by logging on to www.emmis.com.

Emmis Communications...Great Media, Great People, Great Service sm Emmis Communications is an Indianapolis based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis' 23 FM and 4 AM domestic radio stations serve the nation's largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. In addition, Emmis owns two radio networks, three international radio stations, 16 television stations, and regional and specialty magazines, and ancillary businesses in broadcast sales and book publishing.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

                                     -more-

Add Three/Emmis

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to and not a substitute for our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words "continues," "expect," "will," or "would" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing previously announced acquisitions; future terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

                                      -30-
Note: Financial schedule attached.

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED FINANCIAL DATA
           (Unaudited, dollars in thousands, except per share data)

                                                   Three months ended August 31, Six months ended August 31,
                                                   ----------------------------- ---------------------------

                                                    2003             2002           2003            2002
                                                    ----             ----           ----            ----
OPERATING DATA:
  Net revenues:
    Radio                                             $ 81,159        $ 69,890    $ 145,756      $ 132,614
    Television                                          56,052          55,426      116,350        112,583
    Publishing                                          18,498          17,906       35,964         34,831
      Total net revenues                               155,709         143,222      298,070        280,028
  Operating expenses, excluding noncash compensation:
    Radio                                               43,511          35,100       78,690         69,508
    Television                                          35,769          35,252       74,029         72,064
    Publishing                                          16,342          15,613       32,561         30,723
      Total station operating expenses, excluding
           noncash compensation                         95,622          85,965      185,280        172,295
  Corporate expenses, excluding noncash compensation     5,861           5,046       11,624         10,179
  Noncash compensation (a)                               5,408           5,775       12,471         11,130
  Depreciation and amortization                         11,607          10,593       22,959         21,352
                                                        ------          ------       ------         ------


  Operating income                                      37,211          35,843       65,736         65,072
  Interest expense                                     (21,156)        (26,196)     (43,944)       (56,143)
  Loss from unconsolidated affiliates                     (175)         (3,014)        (339)        (4,080)
  Gain on sale of assets (b)                               957               -          957          8,933
  Loss on debt extinguishment                                -          (9,906)           -        (13,506)
  Minority interest income (expense)                      (801)             37         (789)            96
  Other income (expense), net                              309             573          285          1,161
                                                           ---             ---          ---          -----


  Income (loss) before income taxes and accounting chang16,345          (2,663)      21,906          1,533
  Provision for income taxes                             6,591           1,893        9,550          4,263
                                                         -----           -----        -----          -----

  Income (loss) before accounting change                 9,754          (4,556)      12,356         (2,730)
  Cumulative effect of accounting change,
    net of taxes of $102,600 in 2002                         -               -            -        167,400
                                                        -------          -------     -------

  Net income (loss)                                      9,754          (4,556)      12,356       (170,130)
  Preferred stock dividends                              2,246           2,246        4,492          4,492
                                                         -----           -----        -----          -----

  Net income (loss) available to common shareholders   $ 7,508        $ (6,802)     $ 7,864     $ (174,622)
                                                       =======        ========      =======     ==========


  Basic net income (loss) per common share:
    Before accounting change                            $ 0.14         $ (0.13)      $ 0.14        $ (0.14)
    Cumulative effect of accounting change, net of tax       -               -            -          (3.35)
                                                         -----            -----       -----          -----
      Net income (loss) available to common shareholders$ 0.14         $ (0.13)      $ 0.14        $ (3.49)
                                                        ======         =======       ======        =======

  Diluted net income (loss) per common share:
    Before accounting change                            $ 0.14         $ (0.13)      $ 0.14        $ (0.14)
    Cumulative effect of accounting change, net of tax       -               -            -          (3.35)
                                                         -----            -----       -----          -----
      Net loss available to common shareholders         $ 0.14         $ (0.13)      $ 0.14        $ (3.49)
                                                        ======         =======       ======        =======

  Weighted average shares outstanding:
      Basic                                             54,260          53,083       54,449         50,007
      Diluted                                           54,546          53,083       54,823         50,007

 (a) Noncash compensation by segment:
          Radio                                        $ 1,949         $ 2,727      $ 4,350        $ 5,139
          Television                                     1,733           1,524        4,134          3,206
           Publishing                                      609             500        1,479          1,149
           Corporate                                     1,117           1,024        2,508          1,636
                                                         -----           -----        -----          -----
                  Total                                $ 5,408         $ 5,775     $ 12,471       $ 11,130
                                                       =======         =======     ========       ========

 (b) Reflects gain on sale of Mira Mobile in June 2003 and Denver radio assets in May 2002.

OTHER DATA:
  Station operating income (See below)                  60,087           57,257      112,790        107,733
  Cash paid for taxes                                      258              218          760            630
  Capital expenditures                                   5,805            8,344        8,762         12,186

COMPUTATION OF STATION OPERATING INCOME:
  Operating income                                    $ 37,211         $ 35,843     $ 65,736       $ 65,072
  Plus:  Depreciation and amortization                  11,607           10,593       22,959         21,352
  Plus:  Corporate expenses, excluding noncash compens   5,861            5,046       11,624         10,179
  Plus:  Noncash compensation                            5,408            5,775       12,471         11,130
                                                         -----            -----       ------         ------
  Station operating income                            $ 60,087         $ 57,257    $ 112,790      $ 107,733
                                                      ========         ========    =========      =========


SELECTED BALANCE SHEET INFORMATION:         August 31, 2003    February 28, 2003
                                            ---------------    -----------------

Total Cash and Cash Equivalents                       $ 14,096         $ 16,079

Senior Debt                                          $ 794,786        $ 706,898
Senior Subordinated Debt                               300,000          300,000
Senior Discount Notes                                  210,420          197,844
                                                       -------          -------
Total Senior, Senior Subordinated and Senior Dis     1,305,206      $ 1,204,742
                                                     =========      ===========
